As filed with the Securities and Exchange Commission on February 15, 2008
Registration No. 333—138897_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S—1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Community First, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	6712	04-3687717

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
501 S. James Campbell Blvd.
Columbia, TN 38401
(931) 380-2265
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Marc R. Lively
Chief Executive Officer
Community First, Inc.
501 S. James Campbell Blvd.
Columbia, TN 38401
(931) 380-2265
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Bob F. Thompson, Esq.
D. Scott Holley, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
(615) 742-6200
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment 1, filed by Community First, Inc., a Tennessee corporation (the “Registrant”), deregisters 76,910 shares of common stock (the “Shares”) of the Registrant that had been registered for issuance pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-138897), filed with the Securities and Exchange Commission on November 22, 2006 (the “Registration Statement”). The Shares remained unsold as of the termination of the Registrant’s offering for which the Registration Statement was filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of Tennessee, on this 15th day of February, 2008.

COMMUNITY FIRST, INC.
Date: February 15, 2008	By:	/s/ Marc R. Lively
Marc R. Lively
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eslick Ewing Daniel, M.D.	Chairman of the Board of Directors	February 15, 2008
/s/ Marc R. Lively Marc R. Lively	President and Chief Executive Officer and Director	February 15, 2008
* Dianne Scroggins	Chief Financial Officer	February 15, 2008
* Fred C. White	Director	February 15, 2008
* Roger Witherow	Director	February 15, 2008
* Bernard Childress	Director	February 15, 2008

Signature	Title	Date

* Stephen Walker	Director	February 15, 2008
* Randy Maxwell	Director	February 15, 2008
* H. Allen Pressnell, Jr.	Director	February 15, 2008
* Dinah C. Vire	Director	February 15, 2008
* Vasant Hari	Director	February 15, 2008

/s/ Marc R. Lively
By:	*Marc R. Lively
Attorney-in-fact

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